Exhibit 99.1

Acceleron Pharma Reports First Quarter 2015 Financial and Operational Results

– Luspatercept phase 2 data showed encouraging activity in lower risk myelodysplastic syndromes (MDS) patients –
– Celgene and Acceleron selected luspatercept to advance into Phase 3 programs in MDS and beta-thalassemia by year-end –
– Promising data from dalantercept phase 2 clinical trial in patients with renal cell carcinoma presented at ASCO-GU conference –

Cambridge, Mass. – May 7, 2015 – Acceleron Pharma Inc. (NASDAQ: XLRN), a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutic candidates that regulate cellular growth and repair, today provided a corporate update and reported financial results for the first quarter ended March 31, 2015.

“Acceleron’s clinical pipeline of proprietary compounds continues to generate encouraging data across several disease indications,” said John Knopf, Ph.D., Chief Executive Officer of Acceleron. “Furthermore, we are making great operational progress advancing our pipeline, including plans to initiate phase 3 programs with luspatercept in both MDS and beta-thalassemia by year-end with our collaboration partner Celgene.”

Recent Highlights and Current Updates

Clinical Development Programs

•	Luspatercept selected to advance to phase 3 program in myelodysplastic syndromes (MDS) and beta-thalassemia by year-end

•
Presented preliminary MDS phase 2 data showing that luspatercept increased hemoglobin levels and enabled transfused patients to become transfusion independent - Lower risk MDS patients that were either non-responsive, refractory or deemed ineligible to receive erythropoiesis stimulating agents, were treated with luspatercept for three months. 54% of patients in the higher dose groups achieved the International Working Group hematologic improvement-erythroid response. Furthermore, 36% of patients who received red blood cell transfusions during the 8 weeks prior to treatment in the study achieved transfusion independence for at least 8 weeks during the study.

•
Presented preliminary renal cell carcinoma (RCC) phase 2 data showing that the combination of dalantercept and axitinib generated encouraging progression-free survival - In 2nd through 4th line RCC patients, the combination of dalantercept and axitinib generated a median progression-free survival rate of 8.3 months in the ongoing phase 2 clinical trial.

•
Advanced and expanded pipeline - Made solid progress across the pipeline including therapeutic candidates luspatercept, sotatercept, dalantercept and ACE-083. Advanced several preclinical programs as pipeline continues to expand with promising new programs.

Upcoming Milestones

•
Presentations of new preliminary phase 2 data from the luspatercept program in MDS and beta-thalassemia patients at the 19th Congress of the European Hematology Association (EHA) - New data from the luspatercept phase 2 studies will be presented at the EHA annual meeting in June in Vienna, Austria.

•
Presentation of phase 2 data for dalantercept in renal cell carcinoma at the American Society of Clinical Oncology (ASCO) - Acceleron’s clinical investigators will present data from the dose escalation and expansion stage of the clinical trial at ASCO's annual meeting in June in Chicago.

•
Presentation of phase 2 data for sotatercept in chronic kidney disease at the European Renal Association - European Dialysis and Transplantation Association (ERA-EDTA) - Acceleron’s collaboration partner Celgene and its clinical investigators will present data at the ERA-EDTA meeting in May in London, U.K.

•
Data from new muscle program expected to be presented at the World Muscle Society - We plan to present data from a new preclinical program at the World Muscle Society's 20th International Congress in Brighton, UK.

Other Business Highlights

•	Francois Nader, M.D. appointed Chair of the Acceleron Board of Directors

•	Steven Ertel promoted to Executive Vice President and Chief Operating Officer

•	Matthew Sherman, M.D. promoted to Executive Vice President and Chief Medical Officer
Financial Results

•
Cash Position – Cash, cash equivalents and investments as of March 31, 2015 were $165.0 million. As of December 31, 2014 the company had cash and cash equivalents of $176.5 million. Acceleron expects that its cash, cash equivalents and investments as of March 31, 2015 will be sufficient to fund the Company’s operations into the second half of 2017.

Conference Call and Webcast
The company will host a conference call and live audio webcast to report its first quarter financial results for 2015 and provide a corporate update on May 7, 2015, at 8:00 AM EDT. To participate by teleconference, please dial 877-312-5848 (domestic) or 253-237-1155 (international) and refer to the “Acceleron Q1 Earnings Call.” To access the live webcast, please select “Events & Presentations” in the Investors & Media section on the Company’s website (www.acceleronpharma.com) at least 10 minutes beforehand to ensure time for any downloads that may be required.
An archived webcast recording will be available on the Acceleron website beginning approximately two hours after the event.
About Acceleron
Acceleron is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutic candidates that regulate cellular growth and repair. The company is a leader in understanding the biology of the Transforming Growth Factor-Beta (TGF-beta) protein superfamily, a large and diverse group of molecules that are key regulators in the growth and repair of tissues throughout the human body, and in targeting these pathways to develop important new medicines. Acceleron has built a highly productive R&D platform that has generated innovative clinical and preclinical therapeutic candidates with novel mechanisms of action. These therapeutic candidates have the potential to significantly improve clinical outcomes for patients with cancer and rare diseases.

We routinely post information that may be important to investors in the “Investors and Media” section of our website at www.acceleronpharma.com. We encourage investors and potential investors to regularly consult our website for important information about us.

ACCELERON PHARMA INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(Amounts in thousands)
(unaudited)

	March 31, 2015	December 31, 2014
Cash, cash equivalents and investments	$165,028	$176,460
Other assets	10,545	9,836
Total assets	$175,573	$186,296

Accrued expenses	8,259	7,572
Deferred revenue	5,606	5,978
Warrants to purchase common stock	13,702	14,124
Other liabilities	2,212	2,337
Total liabilities	29,779	30,011
Total stockholders’ equity	145,794	156,285
Total liabilities and stockholders’ equity	$175,573	$186,296

ACCELERON PHARMA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue:
Collaboration revenue	4,420	3,307
Costs and expenses:
Research and development	14,779	11,765
General and administrative	4,700	3,750
Total costs and expenses	19,479	15,515
Loss from operations	(15,059)	(12,208)
Total other income, net	485	3,088
Net loss applicable to common stockholders	$(14,574)	$(9,120)

Net loss per share applicable to common stockholders-basic and diluted	$(0.45)	$(0.30)

Weighted-average number of common shares used in computing net loss per share applicable to common stockholders-basic and diluted	32,633	30,321

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking statements about the Company’s strategy, future plans and prospects, including statements regarding the development of the Company’s compounds, including sotatercept, luspatercept, dalantercept, or ACE-083 and the Company’s TGF-beta superfamily program generally, the timeline for clinical development and regulatory approval of the Company’s compounds, the expected timing for the reporting of data from ongoing trials, and the structure of the Company’s planned or pending clinical trials. The words “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that the Company’s cash position will be insufficient to fund operations into the second half of 2017, that preclinical testing of the Company’s compounds and data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials, that data may not be available when we expect it to be, that the Company or its collaboration partner, Celgene, will be unable to successfully complete the clinical development of its compounds, that the development of the Company’s compounds will take longer or cost more than planned, that the Company or Celgene may be delayed in initiating or completing any clinical trials, and that the Company’s compounds will not receive regulatory approval or become commercially successful products. Other risks and uncertainties include those identified under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K which was filed with the Securities and Exchange Commission (SEC) on March 2, 2015, and other filings that the Company has made and may make with the SEC in the future. The forward-looking statements contained in this press release reflect the Company’s current views with respect to future events, and the Company does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Source: Acceleron Pharma

CONTACT:
Acceleron Pharma Inc.
Kevin F. McLaughlin
Senior Vice President and Chief Financial Officer
617-649-9204

Media contact:
Maureen L. Suda
Suda Communications LLC
585-387-9248

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